Exhibit 99.2

WiSA Association Continues its Leadership Position Driving Wireless Audio Interoperability between HDTVs, Soundbars and Speakers

Association offers display members a free license to WiSA E wireless multichannel audio transport software to build certified WiSA E-interoperable transmitter sources

Beaverton, Ore.--(October 3, 2023)-- WiSA Association, a subsidiary of WiSA Technologies, Inc. (NASDAQ: WISA), continues to lead the wireless multichannel audio industry forward by offering a free license to WiSA E software to all WiSA Association display (HDTV and projector) members as of December 31, 2023. The license allows display members to implement WiSA E wireless immersive audio transmitter technology in any or all of their display platforms. With WiSA E, brands can provide consumers a range of wireless audio options, including support for Dolby Atmos(r) and FlexConnect and full interoperability with any of the WiSA E-enabled speakers offered by the many WiSA Association speaker brands.

“WiSA Association members are clamoring for the next big leap in immersive audio,” said Tony Ostrom, president of the WiSA Association. “To support our members and propel our mission of building an ecosystem of interoperable wireless audio brands, the WiSA Association has negotiated a free license to WiSA E transmit technology for our display brands. This is a huge win for these members, their consumers and retailers, and the future of the audio industry.”

WiSA E is a powerful and versatile software-based wireless audio technology that can be implemented in a number of ways, from entry-level 2-channel functionality up to 8 full channels, giving ultimate design flexibility to TV and projector brands. As software, WiSA E can be ported onto any display platform. WiSA E can also be implemented as a chip-on-board solution.

“Our goal is to provide our display members with optionality,” said Ostrom. “At the close of this year, any display member can take advantage of this program and know they have the ability to offer WiSA E wireless transmit technology to their customers royalty-free.”

The WiSA Association includes more than 70 leading speaker and HDTV brands focused on growing the wireless immersive audio ecosystem by providing stunning immersive audio experiences to consumers at all price points. All display brands are encouraged to join the association to take advantage of this program. A WiSA E software port to any display platform will be demonstrated at CES 2024.

For more information about the WiSA Association’s WiSA E licensing program, contact Tony Ostrom, president of the WiSA Association at tostrom@wisatechnologies.com.

Find out more about the WiSA Association at www.wisatechnologies.com.

About the WiSA Association

WiSA® educates, evangelizes and promotes solutions for spatial audio in the home. Working in collaboration with technology developed by WiSA Technologies, Inc., WiSA Association engages with leading consumer electronics companies, technology providers, retailers, and ecosystem partners to make immersive audio an experience everyone can enjoy. WiSA, LLC - the Wireless Speaker and Audio Association - is a wholly owned subsidiary of WiSA Technologies, Inc. For more information about WiSA, please visit: www.wisatechnologies.com.

About WiSA Technologies, Inc.

WiSA Technologies, Inc. (NASDAQ: WISA) is a leading provider of immersive, wireless sound technology for intelligent devices and next-generation home entertainment systems. Working with leading CE brands and manufacturers, the company delivers immersive wireless sound experiences for high-definition content, including movies and video, music, sports, gaming/esports, and more. WiSA Technologies, Inc. is a founding member of WiSA™ (the Wireless Speaker and Audio Association) whose mission is to define wireless audio interoperability standards as well as work with leading consumer electronics companies, technology providers, retailers, and ecosystem partners to evangelize and market spatial audio technologies driven by WiSA Technologies, Inc. The company is headquartered in Beaverton, OR with sales teams in Taiwan, China, Japan, Korea, and California.

© 2023 WiSA Technologies, Inc. All rights reserved. WiSA Technologies, Inc. and the WiSA Technologies, Inc. logo are trademarks of WiSA Technologies, Inc. The WiSA logo, WiSA®, WiSA Ready™, and WiSA Certified™ are trademarks and certification marks of WiSA, LLC. Third-party trade names, trademarks and product names are the intellectual property of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including among others, information concerning product development and product release. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements, including statements herein regarding revenue growth, production, stores and launches, are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting WiSA Technologies’ business, including risks related to our current liquidity position, the need to obtain additional financing to support ongoing operations, the interoperability of WiSA E software, current macroeconomic uncertainties associated with the COVID-19 pandemic; our inability to predict or measure supply chain disruptions resulting from the COVID-19 pandemic and other drivers; our ability to predict the timing of design wins entering production and the potential future revenue associated with our design wins; our success in porting WiSA E software to various platforms; our rate of growth; our ability to predict direct and indirect customer demand for our existing and future products and to secure adequate manufacturing capacity; our ability to hire, retain and motivate employees; the effects of competition, including price competition within our industry segment; technological, regulatory and legal developments that uniquely or disproportionately impact our industry segment; developments in the economy and financial markets and other risks detailed from time to time in WiSA Technologies’ filings with the Securities and Exchange Commission.